EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Mayor’s Jewelers, Inc. on Form S-8 of our report dated June 6, 2003, appearing in the Annual Report on Form 10-K of Mayor’s Jewelers, Inc. for the year ended March 29, 2003.

/s/ Deloitte & Touche LLP

Miami, Florida
April 7, 2004